UNITED STATES OF AMERICA
                SECURITIES AND EXCHANGE COMMISSION
                       Washington, DC 20549



                             FORM 8-K



          Current Report Pursuant to Section 13 or 15(d) of
                    The Securities Act of 1934



          Date of Report (Date of earliest event reported)
                 April 1, 1999  (February 1, 1999)
                 ---------------------------------


                    COMTEC INTERNATIONAL, INC.
       (Exact name of registrant as specified in its charter)



         New Mexico            0-12116            75-2456757
         ----------            -------            ----------
      (State or other        (Commission        (IRS Employer
       Jurisdiction          File Number)     Identification No.)
     Of Incorporation)

  9350 East Arapahoe Road, Suite 340, Englewood, Co.     80112
      (Address of principal executive offices)         (Zip Code)

Registrant's telephone number, including area code:  (303) 662-8373



                  This Document consists of  3  pages

Item 5:  Other Items


Litigation with Former Officer and Director

On February 1, 1999 Donald Mack, the former CEO, President and director of ComTec International, Inc. filed a complaint in the District Court, City and County of Denver, State of Colorado, Civil Action Number 99CV634, Courtroom 6, against ComTec International, Inc. ("ComTec") as well as two individual defendants, a current officer and a shareholder of ComTec. On March 24, 1999 ComTec filed its Answer and extensive Counterclaims against Donald Mack ("Mack"). Mack alleges that he is entitled to continued compensation and benefits based upon a March 31, 1997 addendum to his December 26, 1995 employment contract (which expired in May of 1998). Mack further alleges that although he resigned as an officer in June 1998, he was wrongfully induced to resign. Mack alleges that he is due salary, car allowance, health plan payments, life insurance payments, stock bonuses and other items from June 30, 1998 through June 30, 2002. ComTec's answer states that the March 31, 1997 addendum is null and void as a matter of law, denies any wrongdoing or inducement and denies any and all liability to Mack. ComTec's answer further states as affirmative defenses that Mack's claims are barred by the doctrine of estoppel and unclean hands, that the March 31, 1997 addendum was entered into under circumstances of fraud and illegality, that Mack's claims are barred by failure of consideration, fraud and illegality, waiver, failure to mitigate, that Mack's alleged claims are setoff by the counterclaims of ComTec against Mack and that Mack's alleged damages, if any, are the result of Mack's own actions. ComTec believes it has meritorious and virtuous defenses and anticipates that it will vigorously and effectively defend against any and all claims by Mack.

Claims against Former Officer and Director

On March 24, 1999, in District Court, City and County of Denver, State of Colorado, Civil Action Number 99CV634, Courtroom 6, ComTec filed its Answer to the complaint of Donald Mack and extensive Counterclaims against Donald Mack ("Mack"), a former CEO, President and director of ComTec. Among the Counterclaims of ComTec against Mack are allegations that an agreement entered into in May of 1995, whereby Mack gained control of ComTec through an agreement for ComTec to purchase the assets of a corporation controlled by Mack, KeyStone Holding Corporation, was entered into with intent to defraud ComTec and its shareholders. Among other allegations, ComTec alleges that misrepresentations and omissions of material fact were made by Mack prior to the Keystone transaction, that Mack used ComTec as an instrumentality for his own personal benefit and affairs, that Mack acted to conceal material facts regarding Mack's ultra vires and unauthorized acts in the name of ComTec. ComTec further alleges that Mack took unauthorized and unearned bonuses in stock of ComTec and cash, that the execution of the employment addendum through which Mack is alleging amounts are now due him from ComTec was accompanied by circumstances of fraud and collusion, and that Mack made unauthorized use of ComTec's funds and property. ComTec's claims against Mack include: intentional misrepresentation/fraudulent inducement regarding the Keystone Transaction; fraudulent concealment/constructive fraud; breach of warranty; breach of fiduciary duty; conversion; fraudulent conveyance; civil theft pursuant to C.R.S. Section 18-4-401 and 18-4-405 and securities fraud pursuant to C.R.S. Section 11-51-501. ComTec seeks monetary damages and constructive trust as well as Declaratory Judgment pursuant to C.R.C.P. 57. ComTec believes it has meritorious claims and will resolutely pursue its claims against Mack.


Exhibits

     None

                            SIGNATURES

                                       ComTec International, Inc.
                                       --------------------------
                                              (Registrant)

Date:   April 1, 1999
                     s/s Gordon Dihle
                     ________________________________________
                     Gordon Dihle - Authorized Officer, CFO
                     and Secretary.






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